UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 18, 2012 (Date of earliest event reported)

Imation Corp.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-14310

Delaware	41-1838504
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Imation Way

Oakdale, Minnesota 55128

(Address of principal executive offices, including zip code)

(651) 704-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2012, Imation Corp. entered into an amendment (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of August 3, 2010, among Imation Corp., Imation Enterprises Corp., Imation Europe B.V. (the “European Borrower”), Bank of America, N.A., as Administrative Agent and L/C Issuer (the “Agent”), and a consortium of lenders (the “Lenders”) (as amended by the First Amendment to Credit Agreement dated June 28, 2011, the Second Amendment and Consent dated as of December 29, 2011 and the Amendment, the “Credit Agreement”). Without this Amendment, the Agreement would have terminated in the ordinary course on March 29, 2013. The Amendment amended the Credit Agreement by:

•	extending the expiration date of the Credit Agreement to May 18, 2017;

•	requiring that the equity interests of material foreign subsidiaries be pledged to support the obligations of the European Borrower;

•	lowering the applicable margin on interest, as discussed in more detail below;

•	lowering the minimum Consolidated Fixed Charge Coverage Ratio (as defined in the Credit Agreement), as discussed in more detail below; and

•	making certain other changes that are not material for purposes of this Current Report on Form 8-K.

Until the date the compliance certificate with respect to the period ending June 30, 2012 is delivered to the Agent, which will be on or before August 15, 2012, borrowings under the Credit Agreement will bear interest at a rate equal to (1) the Eurodollar Rate (as defined in the Credit Agreement) plus 2.00% or (2) the Base Rate (as defined in the Credit Agreement) plus 1.00%. After such date the applicable margins for the Eurodollar Rate and the Base Rate will be subject to adjustments based on average daily Availability (as defined in the Credit Agreement), as set forth in the definition of “Applicable Rate” in the Credit Agreement. The Applicable Rate is a reduction of 125 basis points from the rate in effect prior to the Amendment.

As previously disclosed, the Credit Agreement contains a conditional financial covenant that requires Imation Corp. to have a Consolidated Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of not less than 1.20 to 1.00 when total liquidity (domestic cash plus domestic borrowing availability) is less than a certain amount determined pursuant to a formula described in the Credit Agreement. The Amendment lowered such ratio to be not less than 1:00 to 1:00 and changed the liquidity requirement to a domestic borrowing availability requirement, including a change to the amount determined pursuant to a formula described in the Credit Agreement. Imation Corp. was in compliance with this financial covenant as of May 18, 2012.

Bank of America, N.A. and other Lenders provide banking and financial services to Imation Corp. from time to time.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

*10.1	Third Amendment, dated as of May 18, 2012, to the Amended and Restated Credit Agreement among Imation Corp., Imation Enterprises Corp. and Imation Europe B.V., as borrowers, Bank of America, N.A., as administrative agent and l/c issuer, and a Consortium of Lenders, dated as of August 3, 2010.

*	Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMATION CORP.

By:	/s/ Paul R. Zeller
Paul R. Zeller Senior Vice President and Chief Financial Officer

Date: May 24, 2012

EXHIBIT INDEX

Exhibit Number	Description
*10.1	Third Amendment, dated as of May 18, 2012, to the Amended and Restated Credit Agreement among Imation Corp., Imation Enterprises Corp. and Imation Europe B.V., as borrowers, Bank of America, N.A., as administrative agent and l/c issuer, and a Consortium of Lenders, dated as of August 3, 2010.

*	Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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